Exhibit 107.1

CALCULATION OF FILING FEE TABLES

F-3

UBS AG

Submission Type: 424B3

EX-FILING FEES

SEC File No. 333-283672

Final Prospectus: True

N/A

The pricing supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price for such offering is $3,800,000.